Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-171926 on Form S-8 of our report dated June 18, 2025, appearing in this Annual Report on Form 11-K of the Rent-A-Center East, Inc. Retirement Savings Plan for Puerto Rico Employees for the year ended December 31, 2025.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, TX

June 18, 2025